Exhibit 10.3
HARVEST NATURAL RESOURCES
2010 LONG TERM INCENTIVE PLAN
Stock Option Award Agreement
     This Stock Option Award Agreement (this “Agreement”) is made at Houston, Texas, USA, effective as of «Grant_Date» (the “Grant Date”), by and between HARVEST NATURAL RESOURCES, INC. (the “Company”) and «First_Name» «Last_Name» (the “Optionee”).
     It is hereby agreed as follows:
1.	Grant of Option; Consideration. The Company has granted, pursuant to Article V of the Harvest Natural Resources 2010 Long Term Incentive Plan (the “Plan”), to the Optionee on «Grant_Date», a nonqualified stock option to purchase up to «Option_Amount» shares of the Company’s Common Stock, par value $0.01 per share (the “Shares”), at an exercise price of «Option_Price» per share (the “Option”), subject to the terms of this Agreement and the Plan. The Option granted hereunder is not intended to constitute an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended. The terms of the Option are subject to adjustment in certain circumstances, as provided in the Plan.

The Optionee shall not be required to pay any consideration for the grant of the Option, except for his agreement to serve as a Director, Employee or Consultant of the Company or any Affiliate and other agreements set forth herein.

2.	Incorporation of Plan by Reference. The Option has been granted to the Optionee under the Plan, a copy of which has been previously made available to the Optionee. All of the terms, conditions, and other provisions of the Plan are hereby incorporated by reference into this Agreement. Capitalized terms that are not otherwise defined in this Agreement shall have the meanings given to such terms in the Plan. If there is any conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan shall govern.

3.	Vesting.
(a)	Subject to all of the terms and conditions of the Plan and this Agreement, and except as provided below in this paragraph 3 in the event of a Change in Control or the Disability or death of the Optionee, the Option shall vest and otherwise shall be exercisable as provided below and in the Plan:
(i)	on and after «M_1st_Vesting_Date», the Option may be exercised with respect to up to «M_1st_Vesting_Shares» of the Shares subject to the Option;

(ii)	on and after «M_2nd_Vesting_Date», the Option may be exercised with respect to up to an additional «M_2nd_Vesting_Shares» of the Shares subject to the Option; and

(iii)	on and after «M_3rd_Vesting_Date», the Option may be exercised with respect to up to an additional «M_3rd_Vesting_Shares» of the Shares subject to the Option, so that on and after «M_3rd_Vesting_Date» the Option shall be fully vested and exercisable in full.
(b)	Notwithstanding any other provision of this Agreement to the contrary, if, on or before «M_3rd_Vesting_Date», a Change in Control occurs then the Option shall become fully vested and exercisable upon the occurrence of the Change in Control provided that the Optionee continues to serve as a Director, Employee or Consultant of the Company or any Affiliate immediately prior to the occurrence of such Change in Control. For purposes of this Agreement, a “Change in Control” means the occurrence of any of the following:
(i)	the acquisition by any individual, by any corporation, partnership, association, joint-stock company, limited liability company, trust, unincorporated organization or other business entity (each, an “Entity”) or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934) (a “Covered Person”) of beneficial ownership (within the meaning of rule 13d-3 promulgated under the Securities Exchange Act of 1934) of 50 percent or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Voting Securities”); provided, however, that for purposes of this subsection (i) of this paragraph 3(b) the following acquisitions shall not constitute a Change in Control: (A) any acquisition by the Company, (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Entity controlled by the Company, or (C) any acquisition by any Entity pursuant to a transaction which complied with clauses (A), (B) and (C) of subsection (iii) of this paragraph 3(b); or

(ii)	individuals who, as of the date of this Agreement, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director after the date of this Agreement whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors; or

(iii)	the consummation of a reorganization, merger or consolidation or sale of the Company, or a disposition of at least 50 percent of the assets of the Company including goodwill (a “Business Combination”), provided, however, that for purposes of this subsection (iii), a Business Combination will not constitute a Change in Control if the following three requirements are satisfied: following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Company’s Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50 percent of the ownership interests of the Entity resulting from such Business Combination (including, without limitation, an Entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries or other affiliated entities) in substantially the same proportions as their ownership immediately prior to such Business Combination, (B) no Covered Person (excluding any employee benefit plan (or related trust) of the Company or such Entity resulting from such Business Combination) beneficially owns, directly or indirectly, 50 percent or more of, respectively, the ownership interests in the Entity resulting from such Business Combination, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the Entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination. For this purpose any individual who becomes a director after the date of this Agreement, and whose election or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors.
(c)	Notwithstanding any other provision of this paragraph 3 to the contrary, if, on or before «M_3rd_Vesting_Date», the Optionee’s employment or service relationship with the Company and all of its Subsidiaries is terminated due to the Disability or death of the Optionee then the Option shall become fully vested and exercisable on the date of such termination of the Optionee’s employment or service relationship.

(d)	To the extent not exercised, installments shall be cumulative and may be exercised in whole or in part until the Option expires and terminates as provided in paragraph 4 of this Agreement.

(e)	Notwithstanding any other provision of this Agreement to the contrary, in no event shall the Option be exercisable on or after the fifth anniversary of the Grant Date.
4.	Term and Termination of Service. The Option, to the extent it has not been previously exercised, shall expire at 5:00 p.m. (Central Time) on «Expiration_Date» or, if earlier, at 5:00 p.m. (Central Time):
(a)	on the date 3 months after the Optionee ceases to be a Director, Employee or Consultant of the Company or any Affiliate for any reason other than a Change in Control, Disability or death;

(b)	on the date 12 months after the Optionee ceases to be a Director, Employee or Consultant of the Company or any Affiliate by reason of Disability;

(c)	on the date 12 months after the date of the Optionee’s death while in the service or employ of the Company or an Affiliate or within 3 months after the termination of such employment or service; or

(d)	on the date 12 months after the Optionee’s termination of employment or service if such employment or service is terminated within 730 days after the effective date of a Change in Control.

The Option shall be exercisable after the date of such termination of Optionee’s service or employment only to the extent the Option was exercisable at the date of such termination as provided in paragraph 3.

Notwithstanding any provisions of this Agreement to the contrary, if the Optionee’s employment or service relationship with the Company and all Subsidiaries is terminated for Cause, the Option shall terminate and may no longer be exercised to any extent from and after the time the Optionee’s employment or service relationship with the Company and all Subsidiaries is terminated for Cause. For purposes of this Agreement, the term “Cause” means (i) the continued failure of the Optionee to perform substantially all of his or her duties assigned by the Company or an Affiliate (other than physical or mental incapacity), (ii) the willful engaging by the Optionee in gross misconduct which is materially and demonstrably injurious to the Company or any Affiliate or (iii) the conviction of, or plea of guilty or nolo contendere to, a felony by the Optionee.
5.	Option Exercise. The Option may be exercised in whole or in part (to the extent then exercisable) by contacting the Company’s designated agent for processing Option exercises. An Option exercise must be accompanied by payment in full of the exercise price and all tax withholding amounts described in paragraph 8 below (i) in cash, (ii) through the withholding of shares of Stock (which would otherwise be delivered to the Optionee) with an aggregate Fair Market Value on the exercise date equal to the aggregate exercise price of the Option, (iii) a combination of a cash payment and such surrender of shares, (iv) by means of a broker-assisted cashless exercise to the extent then permitted under rules and regulations adopted by the Committee, or (v) in such other manner as may then be permitted under rules and regulations adopted by the Committee. As soon as practicable after the valid exercise of the Option, the Company shall deliver to the Optionee one or more stock certificates representing the Shares so purchased, with any requisite legend affixed.

6.	Non-Transferability. No right or interest of the Optionee in the Option shall be pledged, encumbered, or hypothecated to or in favor of any third party or shall be subject to any lien, obligation, or liability of the Optionee to any third party. The Option shall not be transferable or assignable to any third party by the Optionee otherwise than (i) by will or the laws of descent and distribution, (ii) pursuant to a qualified domestic relations order as defined under the Internal Revenue Code or Title I of the Employee Retirement Income Security Act of 1974 to an immediate family member, or (iii) to the extent authorized by the Committee, to an immediate family member of the Optionee who acquires the options from the Optionee through a gift.

7.	Compliance with Laws and Regulations. The obligation of the Company to deliver Shares upon the exercise of the Option is conditioned upon compliance by the Optionee and by the Company with all applicable laws and regulations, including regulations of federal and state agencies. If requested by the Company, the Optionee shall provide to the Company, as a condition to the valid exercise of the Option and the delivery of any certificates representing Shares, appropriate evidence, satisfactory in form and substance to the Company, that he is acquiring the Shares for investment and not with a view to the distribution of the Shares or any interest in the Shares, and a representation to the effect that the Optionee shall make no sale or other disposition of the Shares unless (a) the Company shall have received an opinion of counsel satisfactory to it in form and substance that such sale or other disposition may be made without compliance with registration or other applicable requirements of federal and state laws and regulations, and (b) all steps required to comply with such laws and regulations in connection with the sale or other disposition of the Shares have been taken and all necessary approvals have been received. The certificates representing the Shares may bear an appropriate legend giving notice of the foregoing restrictions on transfer of the Shares, and any other restrictive legend deemed necessary or appropriate by the Committee.
8.	Tax Withholding. To the extent that the receipt, vesting or exercise of the Option results in income to the Optionee for federal, state or local income, employment or other tax purposes with respect to which the Company or any Affiliate has a withholding obligation, the Optionee shall deliver to the Company at the time of such receipt, vesting or exercise, as the case may be, such amount of money as the Company or any Affiliate may require to meet its obligation under applicable tax laws or regulations, and, if the Optionee fails to do so, the Company is authorized to withhold from the Shares issued under this Agreement or from any cash or stock remuneration then or thereafter payable to the Optionee in any capacity any tax required to be withheld by reason of such resulting income, including (without limitation) the Shares, sufficient to satisfy the withholding obligation based on the Fair Market Value of the Shares on the date that the withholding obligation arises. With the consent of the Committee, the Optionee may elect to have the Company withhold from the Shares to be delivered upon the exercise of the Option, a sufficient number of such shares to satisfy the Optionee’s federal, state, and local withholding tax obligations relating to the Option exercise to the extent then permitted under rules and regulations adopted by the Committee and in effect at the time of the exercise of the Option. In such case, the Shares withheld or the shares surrendered will be valued at the Fair Market Value at the time of the exercise of the Option. The Company shall have no obligation to issue a stock certificate or electronic book entry for the Shares to be acquired in connection with the exercise of the Option until the Company or an Affiliate has received payment sufficient to cover the withholding tax obligations described in this paragraph 8.
9.	No Rights of a Stockholder. The Optionee shall not have any rights as a stockholder with respect to any shares covered by the Option until the date of the issuance of the stock certificate or certificates to the Optionee for such shares following the Optionee’s exercise of the Option, in whole or in part, pursuant to its terms and conditions of this Agreement and the Plan and payment for such shares and all withholding tax obligations with respect thereto. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such certificate or certificates are issued.

10.	Limits on Exercisability. The Option shall not be exercisable until (a) the effective registration under the Securities Act of 1933, as amended (the “Act”), of the shares to be received pursuant to this Agreement (unless in the opinion of counsel for the Company such offering is exempt from registration under the Act); and (b) compliance with all other applicable laws. If the Optionee is an officer or “affiliate” of the Company (as such term is defined under the Act), the Optionee consents to the placing on the certificate for any shares acquired upon exercise of the Option of an appropriate legend restricting resale or other transfer of such shares, except in accordance with the Act and all applicable rules thereunder.

11.	Optionee Bound by Plan. In accepting the award of the Option set forth in this Agreement the Optionee accepts and agrees to be bound by all the terms and conditions of this Agreement and the Plan (as presently in effect or hereafter amended), and by all decisions and determinations of the Committee.

12.	Binding Effect: Integration: No Other Rights Created. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties. This Agreement and the Plan constitute the entire agreement between the parties with respect to the Option, and supersedes any prior agreements or documents with respect to the Option. Neither this Agreement nor the grant of the Option shall constitute an employment agreement, nor shall either confer upon the Optionee any right with respect to his continued status with the Company.

HARVEST NATURAL RESOURCES, INC.

BY:
James A. Edmiston

TITLE: President and CEO

OPTIONEE:

«First_Name» «Last_Name»

DATE: